                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                ---------------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Scientific-Atlanta, Inc.
            (Exact Name of Registrant as Specified in Its Charter)

           GEORGIA                                       58-0612397
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

      ONE TECHNOLOGY PARKWAY, SOUTH                       30092-2967
          NORCROSS, GEORGIA                               (Zip Code)
(Address of Principal Executive Offices)


                           SCIENTIFIC-ATLANTA, INC.
                       1998 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plan)


         James F. McDonald                     Please address a copy of all
      Chief Executive Officer                       communications to:
      Scientific-Atlanta, Inc.                  William E. Eason, Jr., Esq.
   One Technology Parkway, South                  Scientific-Atlanta, Inc.
      Norcross, Georgia 30092                  One Technology Parkway, South
(Name and Address of Agent For Service)           Norcross, Georgia  30092
                                                 Telephone:  (770) 903-5000
           (770) 903-5000
(Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                 Proposed         Proposed
 Title of                         Maximum          Maximum
Securities          Amount       Offering         Aggregate      Amount of
  to be             to be          Price          Offering      Registration
Registered        Registered    Per Share(1)       Price            Fee
--------------------------------------------------------------------------------
Common
Stock, Par
Value $0.50       1,000,000        $18.44       $18,440,000        $5,440
Per Share          shares
================================================================================

(1) Calculated pursuant to Rules 457(c) and 457(h)(1), based on the average of the high and low sale prices ($18.44 per share) of the Common Stock of the Registrant on the New York Stock Exchange on September 1, 1998.

      Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described therein.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

   * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

             The following documents are incorporated herein by reference:

             (a) The Registrant's annual report for the fiscal year ended June 27, 1997 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

             (b) The Registrant's quarterly reports for the fiscal quarters ended September 26, 1997, December 26, 1997, and March 27, 1998;

             (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above; and

             (d) The description of the Registrant's common stock, par value $.50, which is contained in its registration statement on Form 10 filed under
Section 12 of the Exchange Act, and the description of the rights to purchase Common Stock, which is contained in its registration statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

             All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

             Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

             Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

             Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code provide for the indemnification of officers and directors under certain circumstances against reasonable expenses incurred in defending against a claim and authorizes Georgia corporations to indemnify their officers and directors under certain circumstances against reasonable expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The By-laws of the Registrant provide for indemnification of its officers and directors to the full extent authorized by such sections.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED


ITEM 8.  EXHIBITS

             The exhibits filed as part of this Registration Statement are as follows:


Exhibit Number         Description of Exhibit
--------------         ----------------------

       4          Scientific-Atlanta, Inc. 1998 Employee Stock Purchase Plan

       5 Opinion of William E. Eason, Jr., General Counsel of Registrant, as to the legality of the securities being registered

      23.1        Consent of Arthur Andersen LLP

      23.2 Consent of William E. Eason, Jr. (included in the opinion filed as Exhibit 5)

      24          Power of Attorney authorizing James F. McDonald and Wallace G.
                  Haislip to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on Signature Page of Registration Statement)

ITEM 9.  UNDERTAKINGS

        (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gwinnett County, State of Georgia, on this 4th day of September, 1998.


                                 SCIENTIFIC-ATLANTA, INC.

                                 By: /s/ James F. McDonald
                                    --------------------------------
                                    JAMES F. MCDONALD, PRESIDENT AND
                                    CHIEF EXECUTIVE OFFICER


                                 POWER OF ATTORNEY
                                 -----------------

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. McDonald and Wallace G. Haislip, jointly and severally, his or her attorneys-in-fact, each with power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



/s/ James F. McDonald                            September 4, 1998
------------------------------------------       -----------------
JAMES F. MCDONALD, PRESIDENT AND CHIEF           Date
EXECUTIVE OFFICER AND DIRECTOR
(PRINCIPAL EXECUTIVE OFFICER)

/s/ Wallace G. Haislip                           September 4, 1998
------------------------------------------       -----------------
WALLACE G. HAISLIP, SENIOR VICE PRESIDENT-       Date
FINANCE, CHIEF FINANCIAL OFFICER AND TREASURER
(PRINCIPAL FINANCIAL OFFICER)

/s/ Julian W. Eidson                             September 4, 1998
------------------------------------------       -----------------
JULIAN W. EIDSON,                                Date
VICE PRESIDENT AND CONTROLLER
(PRINCIPAL ACCOUNTING OFFICER)

                      [Signatures continued on next page]

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                  [Signatures continued from preceding page]



/s/ Marion H. Antonini                           September 4, 1998
------------------------------------------       -----------------
MARION H. ANTONINI, DIRECTOR                     Date



------------------------------------------       -----------------
DAVID W. DORMAN, DIRECTOR                        Date



/s/ William E. Kassling                          September 4, 1998
------------------------------------------       -----------------
WILLIAM E. KASSLING, DIRECTOR                    Date



/s/ Wilbur Branch King                           September 4, 1998
------------------------------------------       -----------------
WILBUR BRANCH KING, DIRECTOR                     Date



/s/ Mylle Bell Mangum                            September 4, 1998
------------------------------------------       -----------------
MYLLE BELL MANGUM, DIRECTOR                      Date



/s/ Alonzo L. McDonald                           September 4, 1998
------------------------------------------       -----------------
ALONZO L. MCDONALD, DIRECTOR                     Date



/s/ David J. McLaughlin                          September 4, 1998
------------------------------------------       -----------------
DAVID J. MCLAUGHLIN, DIRECTOR                    Date



/s/ James V. Napier                              September 4, 1998
------------------------------------------       -----------------
JAMES V. NAPIER, DIRECTOR                        Date



/s/ Sam Nunn                                     September 4, 1998
------------------------------------------       -----------------
SAM NUNN, DIRECTOR                               Date

                                 EXHIBIT INDEX

Exhibits
--------

4         Scientific-Atlanta, Inc. 1998 Employee Stock Purchase Plan

5 Opinion of William E. Eason, Jr., General Counsel as to the legality of the securities being registered

23.1      Consent of Arthur Andersen LLP

23.2      Consent of William E. Eason, Jr. (included in the opinion filed as
          Exhibit 5)

24 Power of Attorney authorizing James F. McDonald and Wallace G. Haislip to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on Signature Page of Registration Statement)